UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2012

SKULLCANDY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250 Park City, Utah		84098
(Address of principal executive offices)		(Zip Code)

(435) 940-1545

(Registrant’s telephone number, including area code):

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

The Compensation Committee (the “Committee”) of the Board of Directors of Skullcandy, Inc. (the “Company”) recently engaged in an extensive evaluation and review of the Company’s compensation philosophy and programs, with the assistance of its independent compensation consultant, Frederic W. Cook & Co. On May 21, 2012, the Committee approved the following compensation arrangements for certain of its executive officers.

2012 Long-Term Performance-Based Equity Incentive Program

General. The Committee approved a long-term equity incentive program (the “2012 LTIP”), pursuant to which long term performance-based restricted stock units (“PSUs”) were granted, under the Company’s 2011 Incentive Award Plan, effective as of May 21, 2012. The PSUs entitle each participant to earn a number of shares of the Company’s common stock ranging from 0%-150% of the target number of PSUs granted and set forth in the table below (for each executive, the “Target PSUs”), based on the attainment of certain pre-determined financial and stock price performance goals during the performance period running from January 1, 2012 to December 31, 2014 (the “Performance Period”) and subject to such officer’s continued employment through January 1, 2015. The Target PSUs granted to the named executive officers are as follows:

Executive	Target PSUs Granted
Jeremy Andrus	120,773
Dan Levine	7,045
Aaron Behle	6,039
Rich Sargente	3,019

Vesting. Each PSU will vest and be earned as of January 1, 2015 as follows: (i) 0-105% of the Target PSUs will fully vest and be earned based on attainment of certain levels of year to year growth in the Company’s annual earnings per share during the Performance Period, and (ii) 0-45% of the Target PSUs will fully vest and be earned based on attainment of certain levels of year to year growth in the Company’s annual revenue during the Performance Period. In no event will more than 100% of the Target PSUs fully vest and be earned unless the Company’s stock price reaches a certain minimum level during the Performance Period.

Certain Terminations of Employment. In the event that a participant’s employment is terminated without cause during the Performance Period, such participant will remain eligible to fully vest in and earn a prorated portion of the PSUs on January 1, 2015 (subject to the change in control provisions below), determined by multiplying (i) the number of PSUs that would have been earned during the Performance Period (based solely on the Company’s performance, without regard to the participant’s termination of service), by (ii) a fraction, the numerator of which is the number of days from and including January 1, 2012 through and including the applicable date of the termination of employment, and the denominator of which is 1,096 (such fraction, the “Prorating Fraction”). In the event that a participant dies or becomes disabled during the Performance Period, 100% of such participant’s Target PSUs will fully vest and be deemed to be earned as of immediately prior to such death or disability.

Change in Control. If a change in control occurs during the Performance Period, the PSUs will be deemed to performance-vest and be earned as to 100% of the Target PSUs immediately prior to such change in control. If a participant continues as an employee through the consummation of the change in control, the Target PSUs that performance-vested and were earned upon the change in control will time-vest (and therefore fully vest) on January 1, 2015, subject to such participant’s continued service with the Company or its successor through such date. If such participant’s employment by the Company (or its successor) is terminated without cause after the change in control and prior to January 1, 2015, 100% of the Target PSUs that performance-vested and were earned upon the change in control will time-vest (and therefore fully vest) immediately prior to such termination of employment. If a participant experiences a termination of employment by the Company without cause prior to such change in control, then the Target PSUs earned upon the change in control will be multiplied by the Prorating Fraction and the resulting PSUs will become fully vested at that time.

The foregoing description of the PSUs does not purport to be complete and is qualified in its entirety by reference to the Form of PSU Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Additional Equity Awards

In determining the number of PSUs to be awarded to each participant under the 2012 LTIP, the Committee approved a total equity award mix consisting of 50% in value of PSUs and 50% in value of options. As a result, the named executive officers were granted the following options on May 21, 2012:

Executive	Number of Stock Options Granted
Jeremy Andrus	218,896
Dan Levine	12,769
Aaron Behle	10,945
Rich Sargente	5,472

In connection with the foregoing grant of options, the Committee approved a change in the vesting schedule for the options so that they vest in four equal installments on the first, second, third and fourth anniversary of the date of grant (while previously they vested one fourth on the first anniversary of grant and then 1/36th on each month thereafter), subject to continued service as an employee through the vesting date.

2012 Cash Bonus Program

On May 21, 2012, the Committee also approved the 2012 Cash Bonus Program, which ties the Company’s executive officers’ annual cash incentive awards closely to the Company’s financial performance. All of the Company’s named executive officers are eligible to participate in the 2012 Cash Bonus Program.

Description. A bonus pool will be funded, and target bonus opportunities will be earned, as shown in the table below, based on the Company’s achievement of threshold, target and maximum levels, respectively, of (i) revenue and (ii) earnings before interest and taxes (“EBIT”) performance calculated on a GAAP basis, but excluding the legal and settlement expenses associated with the litigation with Monster Cable Products, Inc., which was settled in February 2012. No payouts under the 2012 Cash Bonus Program will be made unless the Company achieves the threshold levels of performance for each of the revenue and EBIT measures.

	Level of 2012 EBIT Achieved
Level of 2012 Revenue Achieved	Threshold	Target	Maximum
Maximum	125%	150%	200%
Target	75%	100%	150%
Threshold	50%	75%	125%

Linear interpolation will be used to calculate bonus pool funding in between threshold, target and maximum levels of performance. The bonus amount that may be payable to an eligible participant will be based entirely on the achievement of the aforementioned revenue and EBIT goals. Actual Company performance at 100% of the target levels corresponds to a target bonus opportunity for Mr. Andrus of 75% of his base salary in effect as of the end of fiscal year 2012 and, for each other named executive officer, of 50% of such officer’s base salary in effect as of the end of fiscal year 2012. Therefore, Company performance at threshold levels will result in a bonus for Mr. Andrus of 37.5% of base salary and for the other named executive officers of 25% of base salary, and Company performance at maximum levels will result in a bonus for Mr. Andrus of 150% of base salary and for the other named executive officers of 100% of base salary.

Each eligible participant must be employed by the Company through the date on which the Company pays bonuses under the program in order to be eligible to receive a bonus under the 2012 Cash Bonus Program.

Compensation of Jeremy Andrus, President and Chief Executive Officer

On May 21, 2012, the Committee approved an annual base salary increase for Mr. Andrus from $300,000 to $350,000 (effective as of May 21, 2012). The Committee also approved the following modifications to Mr. Andrus’ employment agreement to (i) reflect the change in his salary, (ii) remove the automatic increases in salary tied to the Consumer Price Index, (iii) clarify that severance payments are determined based on the annual salary as in effect on the date of the qualifying termination of employment and (iv) make minor modifications in compliance with Section 409A of the Internal Revenue Code.

2012 Quarterly Bonuses

To motivate certain Company employees during its transition to being a public company, further align such employees’ compensation with the Company’s financial performance and promote retention of key employees, on May 21, 2012, the Committee approved a quarterly bonus program based on the Company’s quarterly performance during 2012 (the “2012 Quarterly Bonus Program”). Pursuant to the 2012 Quarterly Bonus Program, the Company will award bonuses to certain employees and executive officers upon the Company’s achievement of pre-established levels of net sales and EBIT for each fiscal quarter. Each named executive officer is eligible to earn during 2012 up to 100% of the target bonus set forth opposite his name (the “Bonus Target”), of which 25% of the Bonus Target may be earned in full for each quarter of fiscal 2012 in which the Company achieves or exceeds both the net sales and EBIT objectives for the respective quarter.

Based on the Company’s performance and satisfaction of the net sales and EBIT objectives for the first quarter of fiscal 2012, the named executive officers listed below earned 25% of their respective Bonus Targets for first quarter performance, which the Company intends to pay in July 2012. Bonuses for the remaining quarters of fiscal 2012 are expected to be paid (if earned) within eight weeks following the end of the respective quarter for which the Company achieved or exceeded its net sales and EBIT objectives for that quarter. If the Company does not achieve the net sales and EBIT objectives for a particular quarter, no bonuses will be earned by participants for such quarter and no amounts unearned for one quarter will be rolled over to future quarters. Participants in the 2012 Quarterly Bonus Program must be employed by the Company through the date of payment of the bonus in order to receive the respective bonus payment. Mr. Andrus will not participate in the 2012 Quarterly Bonus Program.

Executive	100% of Bonus Target
Dan Levine	$53,885
Aaron Behle	$184,000
Rich Sargente	$15,444

Item 9.01	Exhibits.

(d) Exhibits

99.1	Form of Performance-Vesting Restricted Stock Unit Award Agreement under the 2011 Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012

SKULLCANDY, INC.

By:	/s/ Jeremy Andrus
Jeremy Andrus President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Form of Performance-Vesting Restricted Stock Unit Award Agreement under the 2011 Incentive Award Plan